Exhibit 99

UTC REPORTS FULL YEAR 2015 RESULTS, AFFIRMS 2016 OUTLOOK

Adjusted results

•	2015 Adjusted EPS of $6.30 at high end of expected range

•	Adjusted EPS up slightly excluding $0.19 unfavorable FX impact

•	Affirms 2016 expectations for Adjusted EPS of $6.30 to $6.60 on sales of $56 billion to $58 billion

Reported (GAAP) results

•	2015 GAAP EPS of $4.53, reflecting $0.31 in restructuring and $1.46 of other significant non-recurring and non-operational items

•	Full-year sales were $56.1 billion, down 3 percent versus prior year primarily due to FX, with 1 point of organic sales growth

Key milestones and accomplishments

•	First Pratt & Whitney Geared Turbofan-powered A320neo entered into revenue service

•	Won major systems contracts for signature Hudson Yards development in New York City

•	Rebalanced portfolio by divesting Sikorsky

•	Returned $12 billion to shareowners, including share repurchase and dividends

FARMINGTON, Conn., Jan. 27, 2016 - United Technologies Corp. (NYSE:UTX) today reported full year 2015 Adjusted EPS of $6.30. All results in this release reflect continuing operations unless otherwise noted.
“I’m pleased to report UTC’s 2015 earnings reached the top end of expectations we set months ago,” said UTC President and Chief Executive Officer Gregory Hayes. “Solid execution on our strategic priorities has set a strong foundation for future growth.”
“In line with our 2015 strategic priorities, we took decisive actions to streamline our portfolio with the divestiture of Sikorsky and return over $12 billion to shareowners. Returning cash to shareowners continues to be a top priority and we are still targeting $22 billion of total shareowner returns through share repurchases and dividends from 2015 through 2017,” Hayes said. “We also streamlined UTC’s organizational structure and initiated a $1.5 billion multi-year restructuring plan to improve competitiveness.”
“UTC is now more focused than ever on innovative new technologies for the aerospace and buildings industries. This week Pratt & Whitney’s Geared Turbofan entered into service on the first A320neo - making aviation history by meeting all of its key performance requirements from day one,” Hayes added.
Full-year 2015 Adjusted EPS of $6.30 decreased 2 percent year over year, with foreign currency having an unfavorable impact of $0.19, or 3 percent. Excluding the unfavorable impact of foreign exchange rates, Adjusted EPS was up slightly year over year. GAAP earnings per share were $4.53, reflecting $0.31 in restructuring and $1.46 of net charges related to other significant non-recurring and non-operational items.
Full year sales of $56.1 billion decreased by 3 percent, as 1 point of organic sales growth was more than offset by 4 points of adverse foreign exchange. Free cash flow for the year was 126 percent of net income attributable to common shareowners, including slightly more than 25 points of benefit associated with restructuring and other significant items.

Fourth quarter Adjusted EPS of $1.53 was down 8 percent. GAAP earnings for the fourth quarter reflected a loss of $0.30 per share, including $0.16 of restructuring costs and $1.67 of net unfavorable other significant items. Sales of $14.3 billion were down 5 percent driven primarily by 4 points of unfavorable foreign exchange, with organic sales up slightly in the quarter.
Otis new equipment orders in the quarter increased 2 percent over the prior year at constant currency, and grew 11 percent excluding China. Equipment orders at UTC Climate, Controls & Security decreased by 5 percent. Commercial aftermarket sales were up 11 percent at Pratt & Whitney, and up 8 percent at UTC Aerospace Systems.
“As we enter 2016, the tough actions that we’ve taken, and will continue to take, put us in position to achieve our financial objectives. We remain confident in our full year 2016 Adjusted EPS expectations of $6.30 to $6.60 on sales of $56 billion to $58 billion, despite a difficult macro environment,” Hayes added.
UTC continues to anticipate 2016 free cash flow in the range of 90 to 100 percent of net income attributable to common shareowners. The company also continues to expect share repurchase of $3 billion in 2016, beyond the repurchases that will be completed in 2016 under the previously announced $6 billion accelerated share repurchase program. UTC continues to assume a $1 billion to $2 billion placeholder for acquisitions in 2016.
United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

Use of Non-GAAP Financial Measures
Adjusted EPS, adjusted segment margins and free cash flow are non-GAAP financial measures that are used in UTC’s financial press releases and webcasts. A reconciliation of these non-GAAP measures to the corresponding amounts prepared in accordance with generally accepted accounting principles (GAAP) is included in the tables to this press release.
Adjusted EPS and adjusted segment margin reflect continuing operations, excluding restructuring costs and other significant items of a non-recurring and/or non-operational nature (often referred to in this press release as “other significant items”). Management believes Adjusted EPS and adjusted segment margin are both useful in providing period to period comparisons of the results of the Company’s operational performance. The tables attached to this press release provide additional information as to the items and amounts that have been excluded from Adjusted EPS and adjusted segment margin.
Free cash flow represents cash flow from operations less capital expenditures. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of the Company’s Common Stock and distribution of earnings to shareowners.
When we provide our expectations for Adjusted EPS and/or free cash flow on a forward-looking basis, the closest corresponding GAAP measures (expected EPS from continuing operations and expected cash flow from operations) and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally are not available (except as otherwise indicated) without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Adjusted EPS, adjusted segment margins and free cash flow should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Other companies may calculate adjusted EPS, adjusted segment margins and free cash flow differently than the Company does, limiting the usefulness of those measures for comparisons with such other companies.

Cautionary Statement
This press release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and similar terms. Forward-looking statements may include, among other things, statements relating to future and estimated sales, earnings, cash flow, charges, expenditures, share repurchases, acquisitions and divestitures, orders, foreign exchange rate assumptions and other measures of financial performance. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include, without limitation, the effect of economic conditions in the markets in which we operate, including financial market conditions, fluctuation in commodity prices, interest rates and foreign currency exchange rates; future levels of research and development spending; levels of end market demand in construction and in the aerospace industry; levels of air travel; financial condition of commercial airlines; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding; weather conditions and natural disasters; delays and disruption in delivery of materials and services from suppliers; company and customer directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions, joint ventures and similar transactions; the development and production of new products and services; the impact of diversification across product lines, regions and industries; the impact of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The level and timing of discretionary share repurchases (those outside the company’s current accelerated share repurchase program) depend upon market conditions, the level of other investing activities and uses of cash, and discretionary share repurchases may be suspended at any time. The forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

UTC-IR
# # #

United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(Millions, except per share amounts)	2015	2014	2015	2014
Net Sales	$14,300	$14,980	$56,098	$57,900
Costs and Expenses:
Cost of products and services sold	10,653	10,731	40,431	40,898
Research and development	611	624	2,279	2,475
Selling, general and administrative	1,625	1,620	5,886	6,172
Total Costs and Expenses	12,889	12,975	48,596	49,545
Other (expense) income, net	(1,019)	275	(211)	1,238
Operating profit	392	2,280	7,291	9,593
Interest expense, net	206	266	824	881
Income from continuing operations before income taxes	186	2,014	6,467	8,712
Income tax expense	363	634	2,111	2,244
(Loss) income from continuing operations	(177)	1,380	4,356	6,468
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	79	102	360	402
(Loss) income from continuing operations attributable to common shareowners	(256)	1,278	3,996	6,066
Discontinued operations:
(Loss) income from operations	(32)	291	252	175
Gain on disposal	6,108	—	6,042	—
Income tax expense	(2,544)	(96)	(2,684)	(20)
Income from discontinued operations	3,532	195	3,610	155
Less: Noncontrolling interest in subsidiaries' earnings from discontinued operations	(2)	—	(2)	1
Income from discontinued operations attributable to common shareowners	3,534	195	3,612	154
Net income attributable to common shareowners	$3,278	$1,473	$7,608	$6,220
Earnings Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$(0.30)	$1.43	$4.58	$6.75
From discontinued operations attributable to common shareowners	4.16	0.22	4.14	0.17
Earnings Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$(0.30)	$1.41	$4.53	$6.65
From discontinued operations attributable to common shareowners	4.16	0.22	4.09	0.17
Weighted Average Number of Shares Outstanding:
Basic shares	850	895	873	898
Diluted shares	850	907	883	912
As described on the following pages, consolidated results for the quarters and years ended December 31, 2015 and 2014 include restructuring costs and significant non-recurring and non-operational items that management believes should be considered when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(Millions)	2015	2014	2015	2014
Net Sales
Otis	$3,094	$3,336	$11,980	$12,982
UTC Climate, Controls & Security	4,122	4,192	16,707	16,823
Pratt & Whitney	3,839	4,023	14,082	14,508
UTC Aerospace Systems	3,457	3,594	14,094	14,215
Segment Sales	14,512	15,145	56,863	58,528
Eliminations and other	(212)	(165)	(765)	(628)
Consolidated Net Sales	$14,300	$14,980	$56,098	$57,900

Operating Profit
Otis	$542	$674	$2,338	$2,640
UTC Climate, Controls & Security	613	623	2,936	2,782
Pratt & Whitney	(464)	547	861	2,000
UTC Aerospace Systems	167	588	1,888	2,355
Segment Operating Profit	858	2,432	8,023	9,777
Eliminations and other	(333)	(19)	(268)	304
General corporate expenses	(133)	(133)	(464)	(488)
Consolidated Operating Profit	$392	$2,280	$7,291	$9,593

Segment Operating Profit Margin
Otis	17.5%	20.2%	19.5%	20.3%
UTC Climate, Controls & Security	14.9%	14.9%	17.6%	16.5%
Pratt & Whitney	(12.1)%	13.6%	6.1%	13.8%
UTC Aerospace Systems	4.8%	16.4%	13.4%	16.6%
Segment Operating Profit Margin	5.9%	16.1%	14.1%	16.7%

As described on the following pages, consolidated results for the quarters and years ended December 31, 2015 and 2014 include restructuring costs and significant non-recurring and non-operational items that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation
Reconciliation of Reported to Adjusted Results

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2015	2014	2015	2014
Net Sales	$14,300	$14,980	$56,098	$57,900
Significant non-recurring and non-operational items included in Net Sales:
Pratt & Whitney - charge resulting from customer contract negotiations	(142)	—	(142)	—
UTC Aerospace Systems - charge resulting from customer contract negotiations	(210)	—	(210)	—
Adjusted Net Sales	$14,652	$14,980	$56,450	$57,900

(Loss) income from continuing operations attributable to common shareowners	$(256)	$1,278	$3,996	$6,066
Restructuring Costs included in Operating Profit:
Otis	(19)	(34)	(51)	(87)
UTC Climate, Controls & Security	(41)	(34)	(108)	(116)
Pratt & Whitney	(68)	(9)	(105)	(64)
UTC Aerospace Systems	(47)	(46)	(111)	(82)
Eliminations and other	(16)	(5)	(21)	(5)
	(191)	(128)	(396)	(354)
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security	(5)	—	121	30
Pratt & Whitney	(947)	—	(947)	1
UTC Aerospace Systems	(356)	—	(356)	—
Eliminations and other	(264)	—	(264)	220
	(1,572)	—	(1,446)	251
Total impact on Consolidated Operating Profit	(1,763)	(128)	(1,842)	(103)
Significant non-recurring and non-operational items included in Interest Expense, Net	—	(55)	—	(11)
Tax effect of restructuring and significant non-recurring and non-operational items above	551	32	617	7
Significant non-recurring and non-operational items included in Income Tax Expense	(342)	(87)	(342)	284
Less: Impact on Net Income from Continuing Operations Attributable to Common Shareowners	(1,554)	(238)	(1,567)	177
Adjusted income from continuing operations attributable to common shareowners	$1,298	$1,516	$5,563	$5,889

Diluted Earnings Per Share from Continuing Operations	$(0.30)	$1.41	$4.53	$6.65
Impact on Diluted Earnings Per Share from Continuing Operations	(1.83)	(0.26)	(1.77)	0.19
Adjusted Diluted Earnings Per Share from Continuing Operations	$1.53	$1.67	$6.30	$6.46

Details of the significant non-recurring and non-operational items included within operating profit for the quarters and year ended December 31, 2015 and 2014 above are as follows:

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2015	2014	2015	2014
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security
Gain on fair value adjustment on acquisition of controlling interest in a joint venture	$—	$—	$126	$—
Net gain from ongoing portfolio transformation	—	—	—	30
Acquisition and integration costs related to current period acquisitions	(5)	—	(5)	—
Pratt & Whitney
Charge related to a research and development support agreement with the Canadian government	(867)	—	(867)	—
Charge resulting from customer contract negotiations	(80)	—	(80)	—
Net gain on fair value adjustment related to a business acquisition	—	—	—	83
Adjustment to fair value of a joint venture investment	—	—	—	(60)
Charge for impairment of assets related to a joint venture investment	—	—	—	(22)
UTC Aerospace Systems
Charge resulting from customer contract negotiations	(295)	—	(295)	—
Charge for impairment of assets held for sale	(61)	—	(61)	—
Eliminations & other
Charge for pending and future asbestos-related claims	(237)	—	(237)	—
(Charge) gain from agreement with a state taxing authority for monetization of tax credits	(27)	—	(27)	220
	$(1,572)	$—	$(1,446)	$251

Details of the significant non-recurring and non-operational items included within interest and income tax of continuing operations for the quarters and year ended December 31, 2015 and 2014 above are as follows:

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2015	2014	2015	2014
Significant non-recurring and non-operational items included in Interest Expense, Net
Unfavorable pre-tax interest accruals related to the ongoing dispute with German tax authorities	$—	$(143)	$—	$(143)
Favorable pre-tax interest adjustments, primarily related to Goodrich Corporation’s 2000 to 2010 tax years	—	88	—	88
Favorable pre-tax interest adjustments, primarily related to the Company's 2006 - 2008 and 2009 - 2010 tax years	—	—	—	44
	$—	$(55)	$—	$(11)
Significant non-recurring and non-operational items included in Income Tax Expense
Unfavorable income tax accruals related to the repatriation of foreign earnings	$(274)	$—	$(274)	$—
Unfavorable income tax accruals related to changes in tax laws	(68)	—	(68)	—
Unfavorable income tax accruals related to the ongoing dispute with German tax authorities	—	(267)	—	(267)
Favorable tax adjustment primarily associated with management’s decision to repatriate additional high taxed dividends	—	180	—	180
Favorable income tax adjustments related to the Company's 2006 - 2008 and 2009 - 2010 tax years, and settlement of state income taxes related to the disposition of the Hamilton Sundstrand Industrials businesses	—	—	—	371
	$(342)	$(87)	$(342)	$284

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and
Significant Non-recurring and Non-operational Items (as reflected on the previous three pages)

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(Millions)	2015	2014	2015	2014
Adjusted Net Sales
Otis	$3,094	$3,336	$11,980	$12,982
UTC Climate, Controls & Security	4,122	4,192	16,707	16,823
Pratt & Whitney	3,981	4,023	14,224	14,508
UTC Aerospace Systems	3,667	3,594	14,304	14,215
Segment Sales	14,864	15,145	57,215	58,528
Eliminations and other	(212)	(165)	(765)	(628)
Adjusted Consolidated Net Sales	$14,652	$14,980	$56,450	$57,900

Adjusted Operating Profit
Otis	$561	$708	$2,389	$2,727
UTC Climate, Controls & Security	659	657	2,923	2,868
Pratt & Whitney	551	556	1,913	2,063
UTC Aerospace Systems	570	634	2,355	2,437
Segment Operating Profit	2,341	2,555	9,580	10,095
Eliminations and other	(58)	(18)	8	85
General corporate expenses	(128)	(129)	(455)	(484)
Adjusted Consolidated Operating Profit	$2,155	$2,408	$9,133	$9,696

Adjusted Segment Operating Profit Margin
Otis	18.1%	21.2%	19.9%	21.0%
UTC Climate, Controls & Security	16.0%	15.7%	17.5%	17.0%
Pratt & Whitney	13.8%	13.8%	13.4%	14.2%
UTC Aerospace Systems	15.5%	17.6%	16.5%	17.1%
Adjusted Segment Operating Profit Margin	15.7%	16.9%	16.7%	17.2%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	December 31,	December 31,
	2015	2014
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$7,075	$5,229
Accounts receivable, net	10,653	10,448
Inventories and contracts in progress, net	8,135	7,642
Other assets, current	843	3,296
Assets held for sale	—	4,868
Total Current Assets	26,706	31,483
Fixed assets, net	8,732	8,592
Goodwill	27,301	27,448
Intangible assets, net	15,603	15,528
Other assets	9,142	8,155
Total Assets	$87,484	$91,206

Liabilities and Equity
Short-term debt	$1,105	$1,917
Accounts payable	6,875	6,250
Accrued liabilities	14,638	12,527
Liabilities held for sale	—	2,781
Total Current Liabilities	22,618	23,475
Long-term debt	19,320	17,784
Other long-term liabilities	16,580	17,243
Total Liabilities	58,518	58,502
Redeemable noncontrolling interest	122	140
Shareowners' Equity:
Common Stock	15,928	15,185
Treasury Stock	(30,907)	(21,922)
Retained earnings	49,956	44,611
Accumulated other comprehensive loss	(7,619)	(6,661)
Total Shareowners' Equity	27,358	31,213
Noncontrolling interest	1,486	1,351
Total Equity	28,844	32,564
Total Liabilities and Equity	$87,484	$91,206

Debt Ratios:
Debt to total capitalization	41%	38%
Net debt to net capitalization	32%	31%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(Millions)	2015	2014	2015	2014
Operating Activities of Continuing Operations:
(Loss) income from continuing operations	$(177)	$1,380	$4,356	$6,468
Adjustments to reconcile (loss) income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	462	468	1,863	1,820
Deferred income tax provision	218	172	662	403
Stock compensation cost	50	32	158	219
Canadian government settlement	867	—	867	—
Change in working capital	841	140	(847)	(729)
Global pension contributions	(54)	(313)	(147)	(517)
Other operating activities, net	447	93	(214)	(670)
Net cash flows provided by operating activities of continuing operations	2,654	1,972	6,698	6,994
Investing Activities of Continuing Operations:
Capital expenditures	(608)	(531)	(1,652)	(1,594)
Acquisitions and dispositions of businesses, net	(181)	76	(338)	(58)
Increase in collaboration intangible assets	(106)	(134)	(437)	(593)
Receipts (payments) from settlements of derivative contracts	13	(60)	160	93
Other investing activities, net	(229)	(151)	(260)	(40)
Net cash flows used in investing activities of continuing operations	(1,111)	(800)	(2,527)	(2,192)
Financing Activities of Continuing Operations:
(Repayment) issuance of long-term debt, net	(24)	15	(20)	(206)
(Decrease) increase in short-term borrowings, net	(2,096)	(209)	795	(346)
Proceeds from Common Stock issuance - equity unit remarketing	—	—	1,100	—
Dividends paid on Common Stock	(541)	(510)	(2,184)	(2,048)
Repurchase of Common Stock	(6,000)	(405)	(10,000)	(1,500)
Other financing activities, net	(254)	(65)	(467)	(147)
Net cash flows used in financing activities of continuing operations	(8,915)	(1,174)	(10,776)	(4,247)
Discontinued Operations:
Net cash (used in) provided by operating activities	(73)	339	(372)	342
Net cash provided by (used in) investing activities	9,066	(29)	9,000	(113)
Net cash used in financing activities	(8)	(11)	(9)	(12)
Net cash flows provided by discontinued operations	8,985	299	8,619	217
Effect of foreign exchange rate changes on cash and cash equivalents	(31)	(97)	(174)	(156)
Net increase in cash and cash equivalents	1,582	200	1,840	616
Cash and cash equivalents, beginning of period	5,493	5,035	5,235	4,619
Cash and cash equivalents of continuing operations, end of period	7,075	5,235	7,075	5,235
Less: Cash and cash equivalents of assets held for sale	—	6	—	6
Cash and cash equivalents of continuing operations, end of period	$7,075	$5,229	$7,075	$5,229

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Year Ended December 31,
	(Unaudited)
(Millions)	2015		2014

Net income attributable to common shareowners from continuing operations	$3,996		$6,066
Net cash flows provided by operating activities of continuing operations	$6,698		$6,994
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		168%		115%
Capital expenditures	(1,652)		(1,594)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(41)%		(26)%
Free cash flow from continuing operations	$5,046		$5,400
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		126%		89%
Notes to Condensed Consolidated Financial Statements

(1)
Adjusted Net Sales, Adjusted Operating Profit and Adjusted EPS are non-GAAP financial measures. Adjusted Net Sales represents Net Sales excluding significant items of a non-recurring and non-operational nature. Adjusted Operating Profit represents operating profit excluding restructuring costs and other significant items of a non-recurring and non-operational nature. Adjusted EPS represents diluted earnings per share from continuing operations, excluding restructuring costs and other significant items of a non-recurring and non-operational nature. Management believes Adjusted Net Sales, Adjusted Operating Profit and Adjusted EPS are useful in providing period to period comparisons of the results of the Company’s ongoing operational performance. A reconciliation of these non-GAAP measures to the corresponding amounts prepared in accordance with generally accepted accounting principles is included in the tables above.

(2)
Debt to total capitalization equals total debt divided by total debt plus equity.  Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(3)
Organic sales growth is a non-GAAP financial measure that represents the total reported increase within the Corporation's ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring and non-operational items.

(4)
Free cash flow is a non-GAAP financial measure that represents cash flow from operations less capital expenditures. Management believes free cash flow provides a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders. A reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is provided above.

(5)
Adjusted Net Sales, Adjusted Operating Profit, Adjusted EPS and free cash flow should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Other companies may calculate Adjusted Net Sales, Adjusted Operating Profit, Adjusted EPS and free cash flow differently than the Company does, limiting the usefulness of those measures for comparisons with other companies.